EXHIBIT 10.6

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                                 PROMISSORY NOTE

U.S.$500,000.00                                                    June 26, 2000

         FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, DAVID S. LAWI ("Borrower"), 3 Ramapo Trail, Harrison, New York 10528, PROMISES TO PAY TO THE ORDER OF SEITEL, INC., a Delaware corporation ("Lender"), 50 Briar Hollow Lane, 7th Floor, West Building, Houston, Texas 77027, the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a variable rate of interest equal to the Prime Rate (as defined below). This Note is payable as follows:

          $100,000 of the principal and all accrued and unpaid interest shall be due and payable on January 2, 2001; and

          This note shall mature on January 2, 2002, when the entire balance of principal and accrued and unpaid interest shall be due and payable.

         It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice and opportunity to cure. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

         As used herein, the "Prime Rate" shall be the variable interest rate as in effect from time to time as published in the Wall Street Journal as the prime rate of interest generally charged by commercial banks.

         In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at the maximum non-usurious rate permitted by law (the "Maximum Rate").

         Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

         Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this
Note is uniform throughout the term hereof. Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

         Each maker, surety, guarantor and endorser waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, and agrees that this Note may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing.

         Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in inverse order of maturity.

         This Note is subject to an express contractual right of offset as set forth in Section 8 of that certain Employment Agreement Amendment No. 2 among Borrower and Lender.
                                                        /s/ David S. Lawi
                                                     ---------------------------
                                                          David S. Lawi